SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 25, 2005

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

MedImmune, Inc. (“MedImmune” or the “Company”) entered into a Distribution Agreement with Abbott International, LLC, an affiliate of Abbott Laboratories (“Abbott”), as of December 1, 1997, which was subsequently amended as of April 28, 1999, October 8, 1999 and July 1, 2003, pursuant to which Abbott has been exclusively distributing Synagis® (palivizumab), a monoclonal antibody (MAb) directed against respiratory syncytial virus (RSV), outside of the United States. On February 25, 2005, the Company and Abbott executed an Amended and Restated Distribution Agreement, effective as of February 23, 2005, to include the exclusive distribution of Numax™, an investigational second-generation MAb developed by the Company and also directed against RSV, if and to the extent approved for marketing by regulatory authorities outside of the United States.

Synagis is currently approved for marketing in 61 countries outside of the United States. Under the terms of the agreement, as amended and restated, Abbott will continue to distribute and market the current, lyophilized (freeze-dried) version of Synagis outside of the United States and will be working with the Company to obtain approval for and distribute the liquid formulation of Synagis outside of the United States for the prevention of RSV. In addition, Abbott will be working to secure regulatory approval of Numax outside of the United States and, if and when such approval is received, will distribute and market Numax outside of the United States. Abbott will purchase Synagis and Numax from MedImmune at a price that is based on a percentage of Abbott’s sales to its customers. The agreement generally provides for MedImmune to bear clinical trial costs associated with product development outside of the United States and for Abbott to bear the cost of any studies required for obtaining or maintaining regulatory approval outside of the United States. MedImmune also has the right to co-promote Numax in up to 7 countries outside of the United States with Abbott in certain circumstances. The foregoing summary of the amended and restated distribution agreement is subject to, and qualified in its entirety by, the distribution agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Other than this Distribution Agreement and a separate co-promotion agreement with the Ross Products Division of Abbott Laboratories pursuant to which such division provides sales support for Synagis in the United States, the Company has no other material relationship with Abbott.

Item 7.01 Regulation FD Disclosure.

The Company furnishes a copy of the press release issued on February 28, 2005, attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit               Description

       99.1                   Press Release issued February 28, 2005, titled "MedImmune Expands Ex-U.S. Distribution Agreement with Abbott for Monoclonal Antibodies Against RSV."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDIMMUNE, INC.

By: /s/: Atul Saran —————————————— Name: Atul Saran Title: Director, Legal Affairs & Assistant Secretary

Date: March 3, 2005

EXHIBIT INDEX

      Exhibit               Description

       99.1                   Press Release issued February 28, 2005, titled "MedImmune Expands Ex-U.S. Distribution Agreement with Abbott for Monoclonal Antibodies Against RSV."